Exhibit 99.1
MICROCHIPS BIOTECH, INC.
INDEX TO
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Independent Auditors' Report
To the Stockholders and the Board of Directors of Daré Bioscience, Inc. and Subsidiaries
We have audited the accompanying statement of assets acquired and liabilities assumed of Microchips Biotech, Inc. (“Microchips”), as of November 20, 2019, and the related notes (the “financial statement”).
Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Microchips’ preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Microchips’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of Microchips as of November 20, 2019, in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
The accompanying financial statement was prepared in connection with Daré Bioscience, Inc.’s acquisition of Microchips and, as described in Note 1, was prepared for the purpose of complying with Rule 8-04 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position of Microchips. Our opinion is not modified with respect to this matter.
/s/ Mayer Hoffman McCann P.C.
San Diego, California
January 30, 2020

Microchips Biotech, Inc.
Statement of Assets Acquired and Liabilities Assumed

November 20,
2019
Assets Acquired
Assets
Cash and cash equivalents	$6,107,990
Restricted cash	35,903
Other receivable	322,750
Prepaid expenses	383,036
Other assets	107,014
Property and equipment	65,273
Total assets acquired	$7,021,966

Liabilities Assumed
Liabilities
Accounts payable	$14,828
Accrued expenses	845,684
Deferred grant payments	2,257,783
Contingent consideration - non current	1,000,000
Deferred rent - non current	224,843
Total liabilities assumed	$4,343,138

Net assets acquired	$2,678,828
See Accompanying Notes to Statement of Assets Acquired and Liabilities Assumed

Microchips Biotech, Inc.
Notes to Statement of Assets Acquired and Liabilities Assumed

1.	DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On November 20, 2019, Daré Bioscience, Inc., a Delaware corporation, the Company or Daré, completed the acquisition of Microchips Biotech, Inc., a Delaware corporation, or Microchips, pursuant to the previously announced Agreement and Plan of Merger, dated as of November 10, 2019, or the Merger Agreement, by and among Daré, MC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary, or Merger Sub, Microchips and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent, and attorney in-fact of the Effective Time Holders (defined below). On the Closing Date, Merger Sub merged with and into Microchips, the separate corporate existence of Merger Sub ceased and Microchips survived as a wholly owned subsidiary of the Company, or the Merger.

At the closing of the Merger, the Company issued an aggregate of 2,999,990 shares of its common stock to the holders of shares of Microchips’ capital stock outstanding immediately prior to the effective time of the Merger (other than holders of dissenting shares, if any), or the Effective Time Holders. Such shares are in consideration of Microchips' cash and cash equivalents, less liabilities, at closing. Microchips' cash and cash equivalents at closing was $6.1 million.

Under the Merger Agreement, the Effective Time Holders will be eligible to receive, subject to certain offsets, tiered royalties, including customary provisions permitting royalty reductions and offset, based on percentages of annual net sales of certain products subject to license agreements the Company assumed and a percentage of sublicense revenue. The Company must also make contingent payments to the Effective Time Holders upon the achievement of certain product development, regulatory and funding milestones as well as commercial milestones. Up to $2.3 million of such contingent payments may be paid in the Company’s sole discretion, in cash or in shares of the Company's common stock representing an equivalent value, subject to approval of the Company's stockholders for payment with shares of stock to the extent necessary to comply with Nasdaq Listing Rule 5635.
Basis of presentation

The Company has determined the acquisition of assets and assumption of liabilities of Microchips as of November 20, 2019 constitutes an acquisition of assets as defined by Accounting Standards Codification (ASC) 805, Business Combinations instead of a business combination as substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, and therefore, the asset is not considered a business.

The Company has determined the Merger meets the definition of an acquisition of a business as defined in Rule 8-04 of Regulation S-X of the SEC. The accompanying statement of assets acquired and liabilities assumed as of November 20, 2019 was prepared for the purpose of complying with Rule 8-04 of Regulation S-X of the SEC and for inclusion in the Company’s filings with the SEC and is not intended to be a complete presentation of the financial position of Microchips' business. Accordingly, the accompanying statement of assets acquired and liabilities assumed does not purport to present the financial position of Microchips that would have resulted if Microchips had operated as a standalone separate business.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statement requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Management bases these estimates and assumptions upon historical experience, existing and known circumstances, authoritative accounting pronouncements and other factors that management believes to be reasonable. Such estimates include, but are not limited to, the contingent consideration liability.

Cash and Cash Equivalents
The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.
Restricted Cash
The Company established a letter of credit with a financial institution as security for its corporate office lease. The letter of credit was collateralized by cash which was unavailable for withdrawal or for usage for general obligations.
Concentration of Credit Risk
The Company maintains cash balances at various financial institutions and such balances commonly exceed the $250,000 amount insured by the Federal Deposit Insurance Corporation. The Company also maintains money market funds at various financial institutions which are not federally insured. The Company has not experienced any losses in such accounts and management believes that the Company does not have significant risk with respect to such cash and cash equivalents.
Fair Value of Financial Instruments
U.S. GAAP defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date, and also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The three-level hierarchy of valuation techniques established to measure fair value is defined as follows:

•	Level 1: inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2: inputs other than level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

•	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Cash and cash equivalents of $6.1 million measured at fair value as of November 20, 2019, are classified within Level 1. Other receivables are financial assets with carrying values that approximate fair value due to the short-term nature of these assets. Accounts payable, accrued expenses, contingent consideration, and other liabilities are financial liabilities with carrying values that approximate fair value due to the short-term nature of these liabilities.
Contingent Consideration
Under the terms of the Merger Agreement, the Company agreed to pay additional contingent consideration to the Effective Time Holders in consideration of all of the other assets of Microchips; a) up to $46.5 million contingent upon the achievement of specified funding, product development and regulatory milestones (or the Development Milestone Payments); (b) up to $55.0 million contingent upon the achievement of specified amounts of aggregate net sales of products incorporating the intellectual property acquired by Daré in the Merger; (c) tiered royalty payments ranging from low single-digit to low double-digit percentages of annual net sales of such products, subject to customary provisions permitting royalty reductions and offset; and (d) a percentage of sublicense revenue related to such products. Daré agreed to use commercially reasonable efforts to achieve specified development and regulatory objectives relating to the implantable contraceptive product in development by Microchips. Daré expects that approximately $1.0 million of the Development Milestone Payments may become payable through 2021 and recorded such milestone liability in connection with the allocation of consideration issued in the Merger.
Deferred Grant Payments
Microchips receives certain research and development funding through a grant issued by the Bill & Melinda Gates Foundation. The funding, received in advance of research and development expenses incurred, is recorded as deferred grant payments liability and recognized in the statement of operations as a reduction to research and development expense as the related costs are incurred to meet those obligations over the grant period.

3.	ACCRUED EXPENSES
Accrued expenses consisted of the following:

As of November 20,
2019
Accrued compensation and benefits expenses	$674,430
Accrued other expenses	171,254
Total accrued expenses	$845,684

4.	SUBSEQUENT EVENTS
Subsequent events have been evaluated through January 30, 2020, the date the statement of assets acquired and liabilities assumed was issued.